EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
REDHOOK ALE BREWERY, INCORPORATED
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I am the Chief Executive Officer and Chairman of the Board of Redhook Ale Brewery, Incorporated, a Washington corporation (the “Company”). I am delivering this certificate in connection with Amendment No. 4 to the Form 10-K of the Company for the year ended December 31, 2007 filed with the Securities and Exchange Commission on the date hereof (“Form 10-K/A”).
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that the Form 10-K/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 12, 2008

BY:	/s/ Paul S. Shipman

Paul S. Shipman
Chief Executive Officer and Chairman of the Board